                                                                     Exhibit 2.2

                              FIRST AMENDMENT TO
                           ASSET PURCHASE AGREEMENT
                           ------------------------

     THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment"), dated
                                                             ---------
as of April 16, 1997, is entered into by and among Current Technology, Inc., a Delaware corporation ("CTI") Summatronix, Inc., a Delaware corporation
                       ---
("Summatronix"), Buffton Corporation, a Delaware corporation ("Buffton"), CTI
  -----------
Acquisition Corporation, a Delaware corporation ("Buyer") and Danaher Corporation, a Delaware corporation ("Danaher").

                                  WITNESSETH:

     WHEREAS, the parties hereto have heretofore entered into that certain Asset Purchase Agreement dated as of February 14, 1997 (the "APA"), pursuant to which Danaher agreed to buy, and CTI agreed to sell, substantially all of the assets of CTI; and

     WHEREAS, the parties desire to amend the APA as provided herein;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto agree as follows:

     1.   Amendment of Section 4.1 (Closing Date). The second sentence of
          ----------------------------------------
Section 4.1 of the APA is hereby amended to add the following at the end of such
-----------
second sentence:

          provided that, if the condition precedent stated in Section 4.4(a)(i)
                                                              -----------------
          is satisfied during the month of May 1997, the Closing will be held on June 3, 1997, but effective as of May 31, 1997 (the "Effective Date").

     2.   Amendment of Sections 1.1 and 1.3. The following is hereby added as
          ----------------------------------
Section 1.4 of the APA:
-----------

               1.4  Modification of "Closing Date". Wherever in Section 1.1 or
                    -----------------------------               -----------
          Section 1.3 the words "Closing Date" appear (other than when combined
          -----------
          with "Balance Sheet"), the same shall instead be read and mean:
          "Closing Date (or Effective Date if the Closing is held pursuant to
          the proviso at the end of the second sentence of Section 4.1)."   The
          parties acknowledge that CTI may continue to conduct business in the ordinary course after the Effective Date, subject to Section 6.9(d)
                                                               --------------
          and the other provisions of this Agreement.

     3.   Amendment of Section 2.1(a) (Accounts Payable). Section 2.1(a) of
          ----------------------------------------------  --------------
the APA is hereby amended to add the following before the semi-colon at the end of such Section:

          plus any accounts payable which are incurred in the ordinary course of business between the Closing Date and the Effective Date if the Closing is held pursuant to the proviso at the end of the second sentence of Section 4.1
                      -----------

     4.   Amendment of Section 2.1(b) (Accrued Liabilities).  Section 2.1(b) of
          -------------------------------------------------   --------------
the APA is hereby amended to insert the following after "Sheet" and before the close of the parentheses in the second line of such Section:

          plus any accrued liabilities which are incurred in the ordinary course of business between the Closing Date and the Effective Date if the Closing is held pursuant to the proviso at the end of the second sentence of Section 4,1
                      -----------

     5.   Amendment of Section 2.1 (d) (Lease Liabilities).  Section 2.1 (d)
          ------------------------------------------------   ---------------
of the APA is hereby amended to insert the following immediately after "prior to the Closing Date" in the third line of such Section:

          (plus any accrued liabilities which are incurred in the ordinary course of business between the Closing Date and the Effective Date if the Closing is held pursuant to the proviso at the end of the second sentence of Section 4.1)
                      ------------

     6.   Amendment of Section 2.1(e) (Taxes).  Section 2.1(e) of the APA is
          -----------------------------------   --------------
hereby amended to add the following before the semi-colon at the end of such
Section:

          and any such taxes which are incurred in the ordinary course of business between the Closing Date and the Effective Date if the Closing is held pursuant to the proviso at the end of the second sentence of Section 4.1
                      -----------

     7.   Amendment of Section 2.3.  Section 2.3 of the APA is hereby amended
          ------------------------   ------------
to insert the following immediately after "prior to the Closing Date" and immediately after "on or after the Closing Date":

          (or as of the Effective Date if the Closing is held pursuant to the proviso at the end of the second sentence of Section 4.1)
                                                       ------------

     8.   Amendment of Section 3.3 (Adjustment of Purchase Price). The first
          -------------------------------------------------------
sentence of Sections 3.3(a) and -(b) of the APA are hereby amended to insert the
            ------------------------
following immediately after  "as of the Closing Date":

          (or as of the Effective Date if the Closing is held pursuant to the proviso at the end of the second sentence of Section 4.1)
                                                       ------------

     9.   Addition of Section 6.9(d). The following is hereby added as Section
          --------------------------                                   -------
6.9(d) of the APA:
------

          (d) Dividends after Effective Date.  If the condition stated in the
              ------------------------------
          proviso at the end of the second sentence of Section 4.1 is satisfied
                                                       -----------
          and the Closing is scheduled to be held pursuant to such proviso, CTI will not pay any dividends or make any distributions of cash or property after the Effective Date.

    10.   Amendment of Schedule 3.3(b) (Net Tangible Assets Calculation).
          --------------------------------------------------------------
Schedule 3.3(b) of the APA is hereby amended to insert the following immediately
---------------
after "as of the Closing Date" wherever it appears:

          (or as of the Effective Date if the Closing is held pursuant to the proviso at the end of the second sentence of Section 4.1)
                                                       -----------

    11.   "References to "this Agreement".   On and after the date hereof, each
           -----------------------------
reference in the APA to "this Agreement," "hereunder, " "hereof," "herein" or words of like import referring to the APA shall mean and be a reference to the APA (as amended by this Amendment).

    12.   No Other Changes.  Except as specifically amended by this Amendment,
          ----------------
no other changes or amendments are made or intended hereby, and the APA shall remain in full force and effect and is hereby ratified and confirmed.

    13.   No Waiver.  The execution, delivery and performance of this Amendment
          ---------
shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any party under the APA.

    IT WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Amendment as of the date first above written.


CURRENT TECHNOLOGY, INC.                    BUFFTON CORPORATION


By     /s/ Walter D. Rogers, Jr.            By     /s/ Robert H. McLean
  ---------------------------------           ---------------------------------
     Walter D. Rogers, Jr.                        Robert H. McLean
     Its:  President                              Its:  Chief Executive Officer


SUMMATRONIX, INC.


By     /s/ Robert H. McLean
  ---------------------------------
     Robert H. McLean
     Its:  President


CTI ACQUISITION CORPORATION                 DANAHER CORPORATION


By     /s/ James H. Ditkoff                 By     /s/ James H. Ditkoff
  ---------------------------------           ---------------------------------
     James H. Ditkoff                            James H. Ditkoff
     Its:  Vice President                        Its:  Vice President